Exhibit 99.1

Pacific Energy Development Begins Trading on NYSE MKT

DANVILLE, CA September 10, 2013 - Pacific Energy Development (NYSE:  PED), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, began trading today on the NYSE MKT under the new ticker symbol “PED” (NYSE: PED).

Frank Ingriselli, President and CEO of Pacific Energy Development, commented, “Our move onto the NYSE MKT signifies the company’s efforts to achieve future growth and increase shareholder value by meeting the highest standards of corporate governance.  This listing is a key step in our growth strategy - one we expect will further enhance the global visibility of the company and heighten our positioning for future expansion, development and acquisitions through greater access to the capital markets.”

In connection with the NYSE MKT listing, the company has named the following two individuals, both with long-term backgrounds in the oil and gas industry, to the company’s Board of Directors:

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Elizabeth P. Smith has over 30 years of experience in corporate compliance, investor relations, and law with Texaco Inc.  Ms. Smith was the Vice President - Investor Relations and Shareholder Services, a position from which she retired following the Texaco-Chevron merger in 2001.  Previously, Ms. Smith had held the positions of Corporate Compliance Officer and Vice President of Corporate Communications for Texaco Inc.

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David C. Crikelair has more than 40 years of experience in the oil and gas industry, and has broad experience in the areas of corporate finance, banking, capital markets and financial reporting.   Since 2001, Mr. Crikelair has been the co-owner and Managing Partner of FrontStreet Partners, LLC, a privately-held energy and real estate investment firm.  Previously, Mr. Crikelair had spent most of his career with Texaco Inc. and its affiliates, serving in various financial and operating positions, including Vice President of Texaco Inc. and Corporate Treasurer.

With the addition of Ms. Smith and Mr. Crikelair to the Board, Michael Peterson and Jamie Tseng have stepped down from the Board but will continue to serve in their management capacities as Executive Vice President and CFO, and Senior Vice President and Managing Director, respectively, for the Company.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp., d/b/a Pacific Energy Development (NYSE:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principle assets include its Niobrara asset located in the DJ Basin in Colorado, its Eagle Ford asset in McMullen County, Texas, its North Sugar Valley asset located in Matagorda County, Texas, and the recently acquired Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas. Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the timing of the commencement of trading on the NYSE MKT. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Contacts

Pacific Energy Development
Bonnie Tang, 1-855-733-3826 Ext 21 (Media)
PR@pacificenergydevelopment.com

Liviakis Financial Communications, Inc.
John Liviakis, 415-389-4670 (Investor Relations)
john@liviakis.com